Exhibit 99.1
Centuri Appoints New Independent Director Steven Nielsen to Board of Directors

PHOENIX, March 20, 2025 -- Centuri Holdings, Inc. (NYSE: CTRI) (“Centuri” or the "Company"), a leading, North American utility and energy infrastructure services company, today announced that it has appointed specialty contracting services executive Steven Nielsen to its Board of Directors.

Mr. Nielsen served from 2000 to 2024 as Chairman and Chief Executive Officer of Dycom Industries, a leading provider of specialty contracting services to the telecommunications infrastructure industry. While at Dycom, he led the company through 25 years of transformational growth, scaling the business from under $200 million in revenue to more than $4.5 billion while overseeing a nationwide workforce and complex, multi-market operations.

“Steve has decades of successful leadership in specialty contracting services,” said Chris Krummel, Chair of the Centuri Board of Directors. “His vast experience paired with a reputation as a steady, insightful, and highly effective enterprise leader, make him a wonderful addition to the Board.”

“I’m pleased to join Centuri during this exciting chapter of Company growth,” said Mr. Nielsen. “I look forward to bringing my years of experience and insights to support the Company as it builds on its strong foundation to become a most trusted and high performing services provider in its sector.”

Mr. Nielsen joins as an independent director and will stand for election at Centuri’s 2026 Annual Meeting of Shareholders. With the appointment of Mr. Nielsen, the Centuri Board of Directors has expanded to nine members.

About Steven Nielsen

Mr. Nielsen spent 31 years at Dycom Industries, Inc. (NYSE: DY), most recently as Chairman of the Board between 2000 and 2024, and President and Chief Executive Officer from March 1999 to 2024. While there he led Dycom through 25 years of transformational growth, scaling the business from under $200 million in revenue to more than $4.5 billion. He was also previously a director of SBA Communications Corporation (Nasdaq: SBAC). Mr. Nielsen received a Bachelor of Arts degree from Williams College in 1985.

About Centuri

Centuri Holdings, Inc. is a strategic utility and energy infrastructure services company that partners with regulated utilities to build and maintain the energy network that powers millions of homes and businesses across the United States and Canada.

Forward-Looking Statements

This press release contains forward-looking statements within the meaning of the U.S. Private Securities Litigation Reform Act of 1995, Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements can often be identified by the use of words such as “will,” “predict,” “continue,” “forecast,” “expect,” “believe,” “anticipate,” “outlook,” “could,” “target,” “project,” “intend,” “plan,” “seek,” “estimate,” “should,” “may” and “assume,” as well as variations of such words and similar expressions referring to the future.

The specific forward-looking statements made herein include (without limitation) statements regarding our ability to deliver increasing value for all our shareholders and the 2026 Centuri Annual Meeting of Shareholders. A number of important risks, uncertainties and other factors affecting the business and financial results of Centuri could cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. These risks, uncertainties and other factors include, but are not limited to, capital market risks and the impact of general economic or industry conditions and those detailed from time to time in Centuri’s reports filed with the Securities and Exchange Commission (the “SEC”), including Item 1A. Risk Factors in our Annual Report on Form 10-K for the fiscal year ended December 28, 2025. Factors that could cause actual results to differ also include (without limitation) those discussed in Centuri’s filings filed from time to time with the SEC. The statements in this press release are (i) made as of the date of this press release, even if subsequently made available by Centuri on its website or otherwise, and (ii) based on assumptions and assessments made by our management in light of their experience and perceptions of historical trends, current conditions, expected future developments and other factors they believe to be appropriate. Except to the extent required by applicable law, Centuri does not assume any obligation to update or revise the forward-looking statements, whether written or oral, that may be made from time to time, whether as a result of new information, future developments, or otherwise. You are cautioned not to place undue reliance on these forward-looking statements.

For Centuri Shareholders, contact:

Nate Tetlow
(480) 851-8426
Ntetlow@centuri.com

For Centuri media information, contact:

Jennifer Russo
(602) 781-6958
JRusso@Centuri.com

Source: Centuri Holdings, Inc.